UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             ----------------------


                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  JANUARY 19, 2006


                       PAR PHARMACEUTICAL COMPANIES, INC.
             (Exact name of registrant as specified in its charter)



          DELAWARE                   FILE NUMBER 1-10827              22-3122182
(State or other jurisdiction of    Commission File Number)      (I.R.S. Employer
incorporation or organization)                               Identification No.)

300 TICE BOULEVARD, WOODCLIFF LAKE, NEW JERSEY                             07677
  (Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code:  (201) 802-4000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     | | Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)
     | | Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17  CFR  240.14a-12)
     | | Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act (17 CFR  240.14d-2(b))
     | | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     The Registrant entered into a Share Transfer Agreement, dated as of January 20, 2006 and effective as of December 31, 2005, with Dr. Arie Gutman, a former director of the Registrant, by which the Registrant transferred to Dr. Gutman for nominal consideration all of the issued and outstanding shares of capital stock of FineTech Laboratories Ltd., a company organized under the laws of Israel. The Registrant considered a number of divestiture alternatives prior to entering into the Share Transfer Agreement with Dr. Gutman. As the Registrant will no longer be required to fund the operations of FineTech, it expects to recognize annual pre-tax cost savings of approximately $4 million. The Registrant acquired FineTech in April 2002 and hired Dr. Gutman at that time as part of the transaction. In connection with the foregoing, the Registrant permitted acceleration of the vesting of certain unvested stock options of the Registrant held by certain employees of FineTech, including Dr. Gutman. A copy of the Share Transfer Agreement is attached hereto as EXHIBIT 10.1 and a copy of the Press Release announcing the foregoing is attached hereto as EXHIBIT 99.1.


ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         Dr. Gutman resigned from the Registrant's Board of Directors, effective January 19, 2006. Dr. Gutman's resignation was not the result of any disagreement with the Registrant. Dr. Gutman served on the Registrant's Board of Directors since 2002. A copy of the Press Release announcing the foregoing is attached hereto as EXHIBIT 99.1.

         Also, the Registrant and Dr. Gutman mutually agreed to terminate Dr. Gutman's employment as President and Chief Executive Officer of FineTech, effective as of January 20, 2006. In accordance with the terms of Dr. Gutman's employment agreement as President and Chief Executive Officer of FineTech, the Registrant paid Dr. Gutman a one-time severance payment of $642,000 and also agreed to permit the acceleration of the vesting of certain unvested stock options and restricted stock of the Registrant held by Dr. Gutman.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

10.1  Share Transfer Agreement, dated as of January 20, 2006, by and between
      the Registrant and Dr.   Arie Gutman.

99.1. Press Release, dated as of January 26, 2006, by the Registrant.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated as of:  January 25, 2006


                              PAR PHARMACEUTICAL COMPANIES, INC.
                              ----------------------------------


                                    (Registrant)



                              /s/ Dennis J. O'Connor
                              ----------------------

                              Name:  Dennis J. O'Connor
                              Title: Vice President and Chief Financial Officer

                                  EXHIBIT INDEX



           EXHIBIT      DESCRIPTION

           10.1 Share Transfer Agreement, dated as of January 20, 2006, by and between the Registrant and Dr. Arie Gutman.

           99.1.        Press Release, dated as of January 26, 2006, by the
                        Registrant.